UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 4, 2013

Tessera Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices)

(408) 321-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 4, 2013, Tessera Technologies, Inc. (the “Company”) issued a press release that included a letter from the Company’s board of directors (the “Board”) to Peter Feld, Managing Member of Starboard Value LP, in response to a “private” letter from Mr. Feld to the Board, dated February 28, 2013, and a public letter from Mr. Feld to the Company’s stockholders, dated March 1, 2013.

The foregoing description is qualified in its entirety by reference to the Company’s press release dated March 4, 2013, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein. A copy of the letter from Mr. Feld to the Board, dated February 28, 2013, is attached hereto as Exhibit 99.2. The Company is filing the letter from Mr. Feld to the Board as a matter of information for the Company’s stockholders and assumes no responsibility for the contents of the letter.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 4, 2013

99.2	Letter from Mr. Feld to the Board, dated February 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2013

TESSERA TECHNOLOGIES, INC.

By:	/S/ C. RICHARD NEELY, JR.
Name:	C. Richard Neely, Jr.
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 4, 2013

99.2	Letter from Mr. Feld to the Board, dated February 28, 2013